UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2014

EXCEL TRUST, INC.

EXCEL TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-34698 (Excel Trust, Inc.)	27-1493212 (Excel Trust, Inc.)
Delaware	000-54962 (Excel Trust, L.P.)	27-1495445 (Excel Trust, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 613-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 26, 2014, Excel Trust, L.P. (the “Operating Partnership”), the operating partnership subsidiary of Excel Trust, Inc. (the “Company”), completed the previously announced acquisition of three retail shopping centers located in Utah. The aggregate purchase price for the acquisition, excluding closing costs, was approximately $223.3 million in cash. The Operating Partnership also completed the previously announced sale of one of the three properties to another third party concurrently with the closing for a sale price of approximately $74.9 million in cash.

The two shopping centers the Company retained at closing comprise a total of approximately 839,216 square feet. Major tenants of the shopping centers include Babies“R”Us, Bed Bath & Beyond, Dick’s Sporting Goods, DSW, Jo-Ann Fabric and Craft, Michaels, OfficeMax, Petco, Ross Dress for Less, Smith’s Food & Drug, Sports Authority, Toys“R”Us, Ulta Beauty and Walmart.

The Company funded the acquisition with available cash and borrowings under its unsecured line of credit.

The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the purchase agreement, which will be filed as an exhibit to the Company’s and Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2014.

Item 7.01	Regulation FD Disclosure.

On September 29, 2014, the Company issued a press release announcing the acquisition referenced in Item 2.01 above. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company or the Operating Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements that are required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

(b)	Pro Forma Financial Information.

The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release issued by Excel Trust, Inc. on September 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: September 29, 2014	EXCEL TRUST, INC.

	By:	/s/ Eric Ottesen
	Name:	Eric Ottesen
	Title:	Senior Vice President, General Counsel and Secretary

EXCEL TRUST, L.P.

	By:	Excel Trust, Inc.
Its General Partner

	By:	/s/ Eric Ottesen
	Name:	Eric Ottesen
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued by Excel Trust, Inc. on September 29, 2014.